                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        __________________________
                                 FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        __________________________

                                HNET.NET, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

            Colorado                                    84-1064958
            --------                                    ----------
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

                 645-345 Third Street, Niagara Falls, NY, 14303
                 ----------------------------------------------
                    (Address of principal executive offices)

                     The 2001 Benefit Plan of HNET.NET, Inc.
                     ---------------------------------------
                            (Full title of the plan)


        Anton Stephens, 645-345 Third Street, Niagara Falls, NY 14303
        -------------------------------------------------------------
          (Name, address, including zip code, of agent for service)

                 Telephone number for Issuer: (905) 475-3249

==========================================================================================================
Title of Securities to be     Amounts to       Proposed Maximum        Proposed Maximum      Amount of
Registered                    be               Offering Price Per      Aggregate Offering    Registration
                              Registered       Share(1)                Price                 Fee
----------------------------------------------------------------------------------------------------------
Common Stock, No par value     3,000,000             $0.27                 $810,000            $250.00
==========================================================================================================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of November 20, 2001 a date within five business days prior to the date of filing of this registration statement.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.



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
                       2001 Benefit Plan of HNET.NET,INC.
                  Cross-Reference Sheet Pursuant to Rule 404(a)

     Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings     Prospectus Heading
------------------------------------------------     ------------------

1.    Plan Information                               Section 10(a) Prospectus

2.    Registrant Information and                     Section 10(a) Prospectus
      Employee Plan Annual Information



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by HNET.NET, Inc., a Colrado corporation (the "Company"), with the Securities and Exchange Commission (the
"Commission") are hereby incorporated by reference:

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001.

      2.    All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended January 31, 2001.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

     The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under
Section 12 of the Exchange Act. A description of such securities is contained in the Company's Section 12 registration statement filed with the Commission, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

      No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having


                                    Page -2-
given an opinion on the validity of the securities being offered hereby, was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

The validity of the securities offered will be passed upon for the Company by Bruce M. Pritchett, P.C., Attorney at Law, of Salt Lake City, Utah.

Shimmerman Penn Burns Becker, LLP consent to the incorporation by reference of their report on the audited financial statements contained in the Form 10-K for the fiscal year ended January 31, 2001 filed on April 30, 2001.

Item 6. Indemnification of Directors and Officers

     As permitted by the Colorado Corporation Code, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders.

Item 7. Exemption from Registration Claimed

     No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

     The exhibits attached to this Registration Statement are listed in the
Exhibit Index, which is found on page 5.

Item 9. Undertakings

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration


                                    Page -3-
statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 26, 2001.

                                    HNET.NET, Inc.

                                    By:   /S/ ANTON STEPHENS
                                      ________________________________________
                                      Anton Stephens, Chairman, CEO, Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anton Stephens with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                          Date
---------                    -----                          ----

 /S/ ANTON STEPHENS
________________________     Chairman, CEO, Director        November 26, 2001
Anton Stephens

 /S/ NORMAN SIMILAS
________________________     Director                       November 26, 2001
Norman Similas

 /S/ CHRISTINE STEPHENS
________________________     Director                       November 26, 2001
Christine Stephens

                                    Page -4-

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              ________________


                                  EXHIBITS

                                     TO

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933

                              ________________


                               HNET.NET, Inc.
                          (a Colorado corporation)


                          ________________________







                                    Page -5-

INDEX TO EXHIBITS
-----------------


                                                                        Page
Exhibits  SEC Ref. No.        Description of Exhibit
--------  ------------        ----------------------

    A            4           2001 Stock Benefit Plan of the Company       7

    B            5, 23(b)    Opinion and consent of Counsel with
                             respect to the legality of the issuance
                             of securities being issued                  11

    C            23(a)       Consent of Accountant                       14

    D            99          Section 10(a) Prospectus                    15





                                    Page -6-

                            THE 2001 BENEFIT PLAN

                                     OF

                                HNET.NET, INC.





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